UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2014

Independence Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07. Submission of Matters to a Vote of Security Holders

At Independence Realty Trust, Inc.’s (“IRT”) Annual Meeting of Stockholders held on May 14, 2014, pursuant to the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 31, 2014 (the “Proxy Statement”), the voting results were as follows:

  (a)   Proposal 1. Each of the following nominees was elected to the Board of Directors as follows:

Director	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Scott F. Schaeffer	12,144,161	402,575	11,188	4,165,132
William C. Dunkelberg	12,142,161	404,575	11,188	4,165,132
Robert F. McCadden	12,141,466	405,270	11,188	4,165,132
DeForest B. Soaries	12,140,661	406,075	11,188	4,165,132

(b)   Proposal 2. The proposal to approve the selection of KPMG LLP as IRT’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved as follows:

Votes for	16,601,933
Votes against	98,577
Votes abstain	22,546
Broker non-votes	0

(c)  Proposal 3. The proposal to approve, on an advisory basis, the compensation of the named executives, as disclosed in the Proxy Statement, was approved as follows:

Votes for	12,059,962
Votes against	56,059
Votes abstain	441,903
Broker non-votes	4,165,132

(e)  Proposal 4. The voting results are set forth below on the proposal that the Stockholders of IRT determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of IRT’s named executives as set forth in the Proxy Statement should be every year, every two years, or every three years. Based on these voting results, IRT’s Board of Directors has determined that IRT will hold a vote on named executive officer compensation every three years.

1 Year	3,463,118
2 Years	82,997
3 Years	8,975,874
Votes abstain	35,934
Broker non-votes	4,165,133

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

May 16, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer